UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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☐	Soliciting Material Pursuant to §240.14a-12

Authentidate Holding Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on February 15, 2013

To the Stockholders of

AUTHENTIDATE HOLDING CORP.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. will be held at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 on February 15, 2013 at 10:00 a.m., Eastern time. This Special Meeting of Stockholders is being held for the purpose of:

1.	Approving the full conversion of our outstanding shares of Series C 15% Convertible Redeemable Preferred Stock into shares of common stock;

2.	To authorize an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.	Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on January 7, 2013 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, to assure that your shares are represented at the meeting please either complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope or follow the instructions to vote your shares by the Internet or telephone. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the corporation, in writing, prior to the special meeting of stockholders. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders on February 15, 2013

The Proxy Statement is available at: http://www.cstproxy.com/authentidate/sm2013

By Order of the Board of Directors,

Victor J. DiGioia, Secretary

Dated: January     , 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

i

AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

PROXY STATEMENT for Special Meeting of Stockholders To Be Held on February 15, 2013

This proxy statement and the accompanying form of proxy have been mailed on or about January     , 2013 to the stockholders of record of shares of common stock as of January 7, 2013, of AUTHENTIDATE HOLDING CORP., a Delaware corporation, in connection with the solicitation of proxies by the board of directors of Authentidate for use at a special meeting of stockholders to be held at 10:00 a.m. (Eastern time) at the company’s corporate headquarters, located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 on February 15, 2013 and at any adjournment or postponement thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On January 7, 2013 (the “Record Date”), there were issued and outstanding             shares of common stock, 28,000 shares of Series B Preferred Stock (the “Series B Preferred Stock”) and 1,250,000 shares of Series C 15% Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”). Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Each share of common stock is entitled to one vote on each matter submitted to stockholders.

Shares of Authentidate’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the approval of the full conversion of our outstanding shares of Series C 15% Convertible Redeemable Preferred Stock into 3,483,048 shares of common stock;

2.	FOR the authorization of an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Please note that holders of Series C Preferred Stock are not entitled to vote shares of common stock issued to them in the private placement we consummated in October 2010 or any shares of common stock received upon exercise of the warrants issued to them in such transaction (to the extent that any warrants are exercised prior to the Record Date) on Proposal 1, but such holders are entitled to vote such shares on the other proposals described in this proxy statement and any other business that may properly come before the meeting or any adjournment or postponement thereof.

Quorum

Under our bylaws, a majority of the shares of common stock outstanding and entitled to vote at the special meeting as of the Record Date must be present at the meeting, either in person or by proxy, in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of determining whether there is a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

Vote required

Approval of the full conversion of our outstanding shares of Series C Preferred Stock into shares of common stock (Proposal 1) and the authorization of an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1(Proposal 2), each requires the affirmative vote by holders of at least a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on such proposal. Accordingly, a properly executed proxy marked “abstain” with respect to this matter will not be voted and will have the effect of a negative vote. Any broker non-votes will not have an effect on the voting of these proposals.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the special meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote against the particular matter. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the special meeting of stockholders. The board of directors is not currently aware of any such other matters.

Shares held in Street Name

If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. If you hold your shares in street name it is critical that you cast your vote if you want it to count for the approval of both of the proposals contained in this proxy statement as the applicable stock exchange rules do not permit your bank or broker to vote your uninstructed shares on a discretionary basis for these proposals. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote on these proposals, no votes will be cast on your behalf.

Manner of Voting

You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically, using the Internet. Instructions for voting via the Internet, by telephone and by mail are set forth on the enclosed proxy card and are summarized below.

By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope.

By Internet—If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card.

By Telephone—You may submit your proxy via telephone by following the “Vote by Telephone” instructions on the proxy card.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for granting proxies from their banks, brokers or other nominees, rather than our proxy card. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution.

If you are a stockholder of record, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with the proposals described in this proxy statement. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR (i) the conversion of the outstanding shares of Series C Preferred Stock as described in this proxy statement and (ii) the authorization of an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

In Person at the Special Meeting—If you choose to vote in person, you can attend the special meeting and cast your vote in person. Whether or not a stockholder plans to attend the meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A stockholder may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, a stockholder may come to the special meeting and we will provide the stockholder with a ballot. If you are a beneficial owner of shares, however, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot to be able to vote at the special meeting.

Revocation of Proxies

Any proxy may be revoked at any time before it is voted. A stockholder may revoke a proxy by notifying the secretary of Authentidate either in writing prior to the special meeting or in person at the special meeting, by submitting a proxy bearing a later date or by voting in person at the special meeting. Revocation is effective only upon receipt of such notice by our corporate secretary. Stockholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies by the board of directors. The board of directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of our common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. We have chosen to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Our principal executive offices are located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Our telephone number is (908) 787-1700.

Reverse Stock Split

On August 30, 2012, we implemented a one for two reverse stock split of our outstanding common stock, par value $0.001 per share. As a result of the reverse split, every two shares of issued and outstanding common stock were combined into one share of issued and outstanding common stock. In addition, the reverse split effected a proportionate adjustment to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options and warrants to purchase or acquire, as applicable, shares of the company’s common stock, and the number of shares reserved for issuance pursuant to the company’s existing equity incentive compensation plans were reduced proportionately. The reverse split also effected a proportionate adjustment to the conversion price and number of shares of common stock issuable upon the conversion of all outstanding shares of convertible preferred stock. No fractional shares were issued as a result of the reverse split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the closing sale price of the company’s common stock as reported on The NASDAQ Capital Market on August 30, 2012. All share amounts and per share prices in this proxy statement have been adjusted to reflect this reverse stock split unless otherwise stated.

Recommendations of the Board of Directors

The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR the approval of the full conversion of our outstanding shares of Series C Preferred Stock into shares of common stock (see Proposal 1); and

•

FOR the authorization of an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 (see Proposal 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at this special meeting are Authentidate’s common stock. Each share entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, there were                  shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to: (i) each director and executive officer; (ii) and all directors and executive officers as a group; and (iii) persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known by us to be the beneficial owner of more than five percent of our common stock. Shares of common stock subject to options or warrants exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

Type of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
5% Stockholders
	Lazarus Investment Partners LLLP 2401 E. 2nd Avenue, Suite 600 Denver, Colorado 80206	7,064,151	(1)	23.8%
	AQR Capital Management, LLC Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	1,580,000	(9)	5.5%
Directors and Executive Officers
Common	O’Connell Benjamin c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	438,980	(2)	1.6%
Common	J. Edward Sheridan c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	101,352	(3)	*
Common	J. David Luce c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	716,778	(4)	2.6%
Common	John J. Waters c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	485,027	(5)	1.8%
Common	Todd A. Borus, M.D. c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	77,123	(6)	*
Common	Charles C. Lucas III c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	20,000	(7)	*
Common	William A. Marshall c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	329,813	(8)	1.2%
	Directors/Executive Officers as a group (2)(3)(4)(5)(6)(7)(8)	2,169,073		7.8%

(++)	Unless otherwise indicated below, each director, officer and 5% stockholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

#	Based on the number of shares of common stock outstanding as of the Record Date.
*	Represents less than 1% of the issued and outstanding shares of common stock as of the date of this table.
(1)	Based on Schedule 13G/A filed by the listed stockholder on August 15, 2012. The Securities reported on this Schedule as beneficially owned by Lazarus Management are held by or for the benefit of Lazarus Partners. Includes warrants to purchase an aggregate of 2,683,411 shares of common stock. The reporting person also owns 500,000 shares of Series C Preferred Stock which are not currently convertible and are not therefore deemed to be beneficially owned for purposes of Rule 13d-3 of the Act. Amount reported in the table above also excludes warrants to purchase 1,317,830 shares of common stock issued September 28, 2012, which are not exercisable until March 28, 2013. Lazarus Management, as the investment adviser of Lazarus Partners, and as the general partner of Lazarus Partners, and Justin B. Borus, as the managing member of Lazarus Management, may be deemed to beneficially own the Securities held by Lazarus Partners for the purposes of Rule 13d-3 of the Act, insofar as they may be deemed to have the power to direct the voting or disposition of those Securities. Neither the filing of this Schedule nor any of its contents shall be deemed to constitute an admission that Lazarus Management or Mr. Borus is, for any other purpose, the beneficial owner of any of the Securities, and each of Lazarus Management and Mr. Borus disclaims beneficial ownership as to the Securities, except to the extent of his or its pecuniary interests therein.
(2)	Includes vested options to purchase 309,167 shares of common stock and excludes unvested options to purchase 329,750 shares of common stock. Includes warrants to purchase 37,313 shares of common stock issued in March 2012 and which became exercisable commencing September 14, 2012. Excludes warrants to purchase 65,891 shares of common stock issued September 28, 2012, which are not exercisable until March 28, 2013.
(3)	Includes vested options to purchase 65,000 shares of common stock.
(4)	Includes vested options to purchase 73,750 shares of common stock. Includes 538,877 shares of common stock owned by Duke 83, LLC. Excludes unvested options to purchase 250,000 shares of common stock. Excludes warrants to purchase 1,119,403 shares of common stock issued in March 2012 held by entities affiliated with the reporting person which contain a blocker provision under which the holder thereof does not have the right to exercise such warrant to the extent that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 4.9% of our common stock. Also excludes warrants to purchase an aggregate of 1,705,426 shares of common stock issued September 28, 2012 to entities affiliated with the reporting person and to the reporting person’s spouse, which warrants are not exercisable until March 28, 2013 and which contain a blocker provision under which the holder thereof does not have the right to exercise such warrant to the extent that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 4.9% of our common stock.
(5)	Includes vested options to purchase 45,000 shares of common stock and 8,500 shares of common stock owned by Mr. Waters’ spouse. Includes warrants to purchase 111,940 shares of common stock issued in March 2012 and which became exercisable commencing September 14, 2012. Excludes warrants to purchase 81,395 shares of common stock issued September 28, 2012, which are not exercisable until March 28, 2013.
(6)	Includes vested options to purchase 40,000 shares of common stock. Dr. Borus is the brother of the manager of the general partner of Lazarus Investment Partners, LLLP; however, Dr. Borus does not have any beneficial ownership interest in our securities which are beneficially owned by Lazarus Investment Partners.
(7)	Includes vested options to purchase 20,000 shares of common stock.
(8)	Includes vested options to purchase 175,000 shares of common stock and warrants to purchase 37,313 shares of common stock issued in March 2012 and which became exercisable commencing September 14, 2012. Excludes unvested options to purchase 71,500 shares of common stock. Excludes warrants to purchase 65,891 shares of common stock issued September 28, 2012, which are not exercisable until March 28, 2013.
(9)

Based on Schedules 13G and 13G/A filed by the listed stockholder. Consists of warrants to purchase an aggregate of 1,580,000 shares of common stock. The information set forth in the table excludes 1,000,000 shares of common stock issuable upon the conversion of 500,000 shares of Series C Preferred Stock. The conversion of the shares of Series C Preferred Stock is subject to the approval of the holders of the company’s common stock.

PROPOSAL 1

APPROVAL OF THE FULL CONVERSION OF OUTSTANDING SHARES OF

SERIES C 15% CONVERTIBLE REDEEMABLE PREFERRED STOCK

INTO 3,483,048 SHARES OF COMMON STOCK

Background of Proposal

As discussed in greater detail below, in October 2010, we completed a private placement of our securities with selected institutional and accredited investors (the “Private Placement”). Under the terms of the transaction agreements and applicable Nasdaq Stock Market regulations, the approval of our stockholders is required for the conversion of the shares of Series C Preferred Stock into common stock. Presently, the outstanding shares of Series C Preferred Stock are convertible into an aggregate of 3,562,500 shares of common stock (including shares that would be issued in lieu of the cash payment of dividends through the maturity date), subject to stockholder approval.

If the stockholders approve this proposal, all outstanding shares of Series C Preferred Stock will automatically convert into 3,483,048 shares of common stock, including 983,048 shares which would be issued in lieu of the cash payment of dividends. If stockholder approval is not obtained, we may be required to redeem the outstanding shares of Series C Preferred Stock for a total redemption payment of $2,900,000 in April 2013.

Although we previously sought stockholder approval of this proposal at our annual meeting of stockholders held on May 5, 2011 and subsequently at five stockholder meetings, at such meetings our stockholders did not approve the full conversion of the outstanding Series C Preferred Stock into shares of common stock. Pursuant to the securities purchase agreement we entered into with the investors purchasing our shares of Series C Preferred Stock, common stock and warrants, we are obligated to call additional stockholder meetings every 120 days in an effort to obtain stockholder approval until the earlier of the date that stockholder approval is obtained or the shares of Series C Preferred Stock are no longer outstanding, which date is April 12, 2013, following the amendment to the Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock (the “Series C Designation”). Accordingly, we have included this proposal for consideration at this special meeting to comply with this requirement.

As discussed in our definitive proxy statement in connection with our special meeting of stockholders held on April 9, 2012, in light of our inability to obtain the approval of our common stockholders for the conversion of the Series C Preferred Stock, the April 12, 2012 maturity date of the Series C Preferred Stock and our limited cash resources, in March 2012 our board of directors approved resolutions to implement a plan, subject to the approval of our stockholders, to either: (i) amend the Series C Designation to increase the conversion rate applicable to the Series C Preferred Stock to $1.00 (on a post-reverse split basis) and to approve the full conversion of the Series C Preferred Stock into shares of common stock at the amended conversion rate or; (ii) if the increase in the conversion rate was not approved, to amend the Series C Designation to approve an extension of the maturity date of the Series C Preferred Stock for twelve months to April 12, 2013 and increase the applicable dividend rate from 15% to 20% for the extension period for the Series C Preferred Stock. This latter proposal is referred to below as the “Extension Amendment”. Under the Extension Amendment, the conversion rate of the Series C Preferred Stock would remain at $0.80 and we would also issue the holders of the Series C Preferred Stock a total of 825,000 new common stock purchase warrants (the “Extension Warrants”).

At the special meeting of stockholders held on April 9, 2012, our stockholders approved the Extension Amendment and on April 10, 2012, we filed a Certificate of Amendment to the Series C Designation (the “Certificate of Amendment”) with the Secretary of State of Delaware to implement the modifications to the Series C Designation contemplated by the Extension Amendment. On that date we also caused the Extension Warrants to be issued to the Series C Preferred stockholders. The Extension Warrants are exercisable commencing six months following their issuance for a period of 54 months at an exercise price of $1.60 per share. The Extension Warrants are exercisable for cash or by net exercise and the exercise price of the Extension Warrants and the number of shares of common stock issuable upon exercise are subject to proportional adjustment for stock splits, reverse stock splits, stock dividends or other reclassifications or combinations of our common stock.

Accordingly, the conversion rate of the Series C Preferred Stock remained at $0.80 and we are required to hold additional meetings of our stockholders for the purpose of seeking stockholder approval of the full conversion of the Series C Preferred Stock at the initial conversion rate and will call additional meetings of our stockholders no less frequent than every 120 days until the Series C Preferred Stock is converted or the maturity date occurs.

Interest of Certain Persons in Matters to be Acted Upon

Except as described herein, no person who has been a director or executive officer of the company at any time since the beginning of our fiscal year ended June 30, 2012, and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at this meeting. One of our board members, Dr. Todd A. Borus, is the brother of Justin Borus, the manager of the general partner of Lazarus Investment Partners, LLLP, which, as of the Record Date, is the beneficial owner of approximately 23.8% of our common stock and a holder of 500,000 shares of Series C Preferred Stock. Dr. Borus, however, does not have any beneficial ownership interest in our securities which are beneficially owned by Lazarus Investment Partners. In addition, in the event that we are required to redeem the shares of Series C Preferred Stock, we must either first redeem the outstanding shares of Series B Preferred Stock or obtain a waiver from the holder of the Series B Preferred Stock. The outstanding shares of Series B Preferred Stock are held in the name of Greener Fairways, Inc., an entity affiliated with Douglas B. Luce, who is the brother of J. David Luce, a member of our board of directors.

Background of Private Placement

During the 2010 calendar year, our management and our board of directors recognized our need for additional working capital to fund, among other things, product development and sales and marketing expansion. Accordingly, we engaged an investment bank, C.K. Cooper & Co., Inc. (“CKCC”), to help us identify different financing alternatives. Based on our stock price, the limitations under our shelf registration statement and the state of the capital markets for similarly situated companies, CKCC, our management and our board of directors agreed that a private placement of our publicly-traded common stock targeting institutional investors, had a higher likelihood of success.

Thereafter, CKCC contacted potential investors on our behalf and our senior management met in person or held telephonic conference calls with potential investors to discuss the proposed private placement. As a result of this process, we believed that a private placement could result in approximately $5,000,000 of gross proceeds to us. Due to the trading price of our common stock and in order to comply with listing rules of the Nasdaq Stock Market, our management and our board of directors agreed that the private placement should be structured to consist of shares of our publicly-traded common stock, convertible preferred stock and warrants exercisable to purchase common stock.

Due to the state of the capital markets at the time and our need to complete the financing in a single transaction, our management determined that seeking stockholder approval of the private placement prior to closing the transaction was not in the best interests of our company and our stockholders. Therefore, we incorporated provisions in the transaction documents that would prevent the conversion of the shares of preferred stock into common stock without the approval of our stockholders. This provision was needed to comply with Nasdaq Listing Rule 5635(d) due to the current market price of our common stock and the total amount of securities we were seeking to place. In addition, in order to comply with Nasdaq Listing Rule 5635(b), the transaction documents also included a provision that would prevent any investor from obtaining 20% or more of our outstanding common stock by limiting the number of shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants. Due to these restrictions, we agreed in the transaction documents to solicit stockholder approval to allow full conversion of the preferred stock and full exercise of the warrants. After extensive discussion of the terms and conditions among the members of our board of directors and with our senior management and advisors of the proposed private placement of units consisting of common stock, preferred stock and warrants, our board of directors approved the private placement on the terms negotiated by us, including the need to solicit stockholder approval to allow full conversion of the preferred stock and the full exercise of the warrants.

On October 12, 2010, we entered into a securities purchase agreement with selected institutional and accredited investors to sell and issue $5.0 million of units of our securities in a private placement under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, the terms of which are described below under the caption “Terms of the Private Placement.”

In connection with the Private Placement, we agreed to solicit stockholder approval of the full conversion of the outstanding Series C Preferred Stock and the full exercise of the warrants on or prior to May 19, 2011. We further agreed that in the event that our stockholders did not approve such proposal, we would call a meeting every 120 days thereafter to seek stockholder approval until the earlier of the date that stockholder approval is obtained or the Series C Preferred Shares are no longer outstanding. As stated above, we have unsuccessfully sought, on six occasions, to obtain the approval of our stockholders for the conversion of the Series C Preferred Stock. However, at our April 9, 2012 special meeting, our stockholders approved the full exercise of the warrants issued in the Private Placement.

Stockholder Approval and the Listing Rules

We are subject to the Listing Rules because our common stock is listed on The Nasdaq Capital Market. Listing Rule 5635(b) requires us to obtain stockholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that would result in a change of control of our company. Pursuant to the Listing Rules, a “change of control” occurs if an investor (or group of investors) has the right to acquire 20% or more of our outstanding shares of common stock or voting power and such ownership or voting power is the largest ownership position in our company.

In addition, Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving:

•

the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

•

the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

At the time of the Private Placement, the shares of common stock issued to the investors at closing constituted approximately 19.5% of our then outstanding shares of common stock. The conversion of the shares of Series C Preferred Stock, would result in our issuance of an additional 2,500,000 shares of common stock (excluding shares of common stock which are issuable upon conversion in lieu of the cash payment of accrued and unpaid dividends), or 13% of our then outstanding shares of common stock. The closing price of our common stock on the day we entered into the transaction was $1.20. Accordingly, in order for the Private Placement to be structured in a manner consistent with Listing Rule 5635(d), the conversion of the Series C Preferred Stock requires the approval of our stockholders. Further, in order to ensure compliance with Listing Rule 5635(b), we included additional provisions in the Series C Designation of the Series C Preferred Stock restricting the conversion of such securities.

Prior to receipt of stockholder approval to convert the shares of Series C Preferred Stock, no holder of Series C Preferred Stock can convert its Series C Preferred Stock into such number of shares of common stock that, when taken together with all other shares of common stock then beneficially owned by such holder and its affiliates, would exceed 19.99% of the total number of issued and outstanding shares of common stock. This limitation is commonly referred to as a “blocker provision.” In light of the agreement by the investors to these blocker provisions, as described in greater detail above under the caption “Background of Private Placement Transaction”, we agreed to seek stockholder approval to permit the full conversion of the outstanding Series C Preferred Stock into shares of common stock, including shares of common stock issuable in lieu of accrued and unpaid dividends. As of the date of this proxy statement, our stockholders have not approved the conversion of the Series C Preferred Stock and after giving effect to the amendment to the Series C Designation, the maturity date of the Series C Preferred Stock is now April 12, 2013.

If the stockholders approve this proposal at this special meeting, all outstanding shares of Series C Preferred Stock will automatically convert into 3,483,048 shares of common stock at the conversion rate of $0.80 (including 983,048 shares of common stock to be issued in lieu of accrued dividends).

Terms of the Private Placement

On October 12, 2010, we entered into the securities purchase agreement with the investors to sell and issue $5.0 million of units of our securities and in the aggregate, we sold 1,250,000 units of securities, at a price of $4.00 per unit. The units consisted of a total of 3,750,000 shares of common stock, 1,250,000 shares of Series C 15% Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”), and warrants to purchase an additional 3,125,000 shares of common stock at an exercise price of $1.40 per share. Set forth below are the material terms of the Private Placement. Each individual unit consists of three (3) shares of common stock, one share of preferred stock and 2.5 warrants. The transaction closed on October 13, 2010. We received net proceeds at the closing of the Private Placement of approximately $4.47 million after the deduction of offering expenses.

THIS SUMMARY OF THE TERMS OF THE PRIVATE PLACEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE PRIVATE PLACEMENT; HOWEVER, IT IS NOT INTENDED AS A SUBSTITUTE FOR REVIEWING THE FORM OF PURCHASE AGREEMENT, THE SERIES C DESIGNATION, THE FORM OF WARRANT AND THE FORM OF REGISTRATION RIGHTS AGREEMENT IN THEIR ENTIRETY, WHICH WE HAVE PREVIOUSLY FILED WITH THE SEC. THESE AGREEMENTS AND DOCUMENTS WERE FILED AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K FILED WITH THE COMMISSION ON OCTOBER 14, 2010. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THESE DOCUMENTS.

Series C Preferred Stock

On October 11, 2010, in connection with the Private Placement, we filed the Series C Designation with the Delaware Secretary of State to establish the Series C Preferred Stock issued in the Private Placement. We issued a total of 1,250,000 shares of Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value of $1.60 per share, and, subject to the rights of our senior securities, has the following rights: (i) to receive dividends which accrue at the rate of 15% per annum payable in shares of common stock upon conversion or in cash upon redemption; (ii) effective upon stockholder approval, will convert into shares of common stock determined by dividing the stated value, plus accrued and unpaid dividends, by the conversion price, which is initially $0.80; (iii) to receive a liquidation preference equal to the sum of the stated value of each share of Series C Preferred Stock, plus any accrued but unpaid dividends; and (iv) unless converted, to be redeemed 18 months from the date of issuance at a redemption price equal to the 102.5% of the stated value of the Series C Preferred Stock, plus any accrued but unpaid dividends. After giving effect to the amendments to the Series C Designation effected on April 10, 2012, the maturity date of the Series C Preferred Stock was extended to April 12, 2013 and the dividend rate was increased to 20% per annum, for the extension period. Subject to stockholder approval, the shares of Series C Preferred Stock are presently convertible into a total of 2,500,000 shares of common stock, not including shares which may be issued in lieu of accrued dividends. The number of shares of common stock issuable upon conversion of the Series C Preferred Stock is subject to proportional adjustment for stock splits, reverse stock splits, stock dividends or other reclassifications or combinations of our common stock. Conversion of the shares of Series C Preferred Stock is subject to the approval of our stockholders in accordance with the Listing Rules of the Nasdaq Stock Market.

Under the Series C Designation, for so long as any shares of Series C Preferred Stock are outstanding, we may not, without the consent of the at least the holders of the majority of the outstanding shares of Series C Preferred Stock, (i) amend, alter or repeal any provisions of the Series C Preferred Stock or our certificate of incorporation so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series C Preferred Stock, (ii) create, authorize or issue any other class or series of preferred stock on a parity with, or having greater rights than the Series C Preferred Stock with respect to liquidation or dividends, (iii) directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to or on a parity with the Series C Preferred Stock, or (iv) enter into any agreement which would prohibit or restrict our right to pay dividends on the Series C Preferred Stock.

Warrants

Commencing on the six month anniversary of the closing, the warrants became exercisable for shares of our common stock at an exercise price of $1.40 per share (on a post-reverse split basis) for a period of 54 months and are exercisable for cash or by net exercise in the event that there is no effective registration statement covering the resale of the shares of common stock underlying the warrants. The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are also subject to proportional adjustment for stock splits, reverse stock splits, stock dividends or other reclassifications or combinations of our common stock. As of the Record Date, there are 3,000,000 warrants outstanding which provide for the issuance of 3,000,000 shares of common stock.

Registration Rights Agreement

In connection with the Private Placement, we entered into a registration rights agreement with the investors pursuant to which we agreed to file a registration statement with the SEC within 45 days from closing to register the resale of the shares of common stock to be issued at closing and the shares of common stock underlying the Series C Preferred Stock and the warrants. We also agreed to use our best efforts to have the registration statement declared effective as promptly as possible after the filing thereof, but in any event within 90 days from the filing date. This registration statement was declared effective on December 9, 2010. In the event the registration statement ceases to remain continuously effective as required by the registration rights agreement, then we agreed to pay each investor as liquidated damages an amount equal to 1.0% of the purchase price paid by each such investor with respect to any registrable securities then held and not registered pursuant to an effective registration statement, per 30-day period or portion thereof, during which the registration default remains uncured thereafter, subject to a limitation of 6% per registration default. We agreed to keep the registration statement continuously effective until the earlier to occur of (i) the date after which all of the registrable shares registered have been sold and (ii) the date on which 100% of the registrable shares covered by such registration statement may be sold without volume restrictions pursuant to Rule 144 under the Securities Act of 1933.

Consequences Associated with Approval of this Proposal

As the approval of this proposal will result in the conversion of the outstanding shares of Series C Preferred Stock into shares of common stock, approval of this proposal will allow us to avoid redeeming our preferred securities and enable us to conserve our limited cash resources. If this proposal is approved, the shares of Series C Preferred Stock will convert into a total of 3,483,048 shares of common stock, including 983,048 shares which would be issued in lieu of the cash payment of dividends.

The issuance of additional shares of common stock upon the conversion of the Series C Preferred Stock will significantly increase the number of shares of common stock outstanding. This means that our current stockholders will own a smaller interest in us and will have less ability to influence significant corporate decisions requiring stockholder approval. For purposes of example only, a stockholder who owned 10% of our outstanding shares of common stock as of October 1, 2010 would have owned approximately 8.4% of the outstanding shares of common stock immediately after the closing of the Private Placement assuming no conversion of Series C Preferred Stock or exercise of the warrants, and would own 6.7% of the outstanding shares of common stock immediately after the closing of the Private Placement assuming the full conversion of Series C Preferred Stock (without giving effect to the limitations on conversion and exercise, respectively, described in this proposal). In addition, if the holders of the Series C Preferred Stock convert their shares of Series C Preferred Stock and then sell their shares of common stock, such sales could cause the price of our common stock to decrease.

As of the Record Date, we had             shares of common stock outstanding (excluding any shares of common stock issuable upon conversion of the Series C Preferred Stock and exercise or conversion of other securities presently outstanding which are convertible into or exercisable for shares of common stock). If our stockholders were to approve this proposal, all of the shares of Series C Preferred Stock would automatically convert into 3,483,048 shares of common stock (including shares issued in lieu of the cash payment of dividends), equal to approximately 11.4% of the shares outstanding immediately after such conversion.

Consequences Associated with Non-Approval of this Proposal

If our stockholders do not approve this proposal, holders of Series C Preferred Stock will not be entitled to convert their shares of Series C Preferred Stock and we may ultimately be required to redeem these securities, which will mature on April 12, 2013. As discussed in more detail below, if we are required to redeem these securities in April 2013, the company would likely not have sufficient resources to satisfy its working capital requirements unless it is able to raise additional capital.

If we need to hold additional meetings of our stockholders in an effort to obtain stockholder approval of the full conversion of the Series C Preferred Stock, the number of shares of common stock that we may issue in lieu of cash payment of accrued and unpaid dividends on the Series C Preferred Stock will increase. We have calculated that the maximum number of shares of common stock that we may issue in lieu of cash payment of such dividends is 1,062,500 shares, through the new maturity date. Based on the foregoing, if our stockholders subsequently approve the conversion of the Series C Preferred Stock at the conversion rate of $0.80, we may issue a maximum of 3,562,500 shares of common stock upon conversion, including the additional shares of common stock that would be issued in lieu of the payment of cash dividends on the Series C Preferred Stock through the new maturity date. Based on the number of shares outstanding as of the Record Date, this would represent 11.6% of our common stock outstanding immediately following conversion. Further, if we are required to hold additional stockholder meetings, we will incur additional expenses in calling and holding one or more additional stockholder meetings.

While the shares of Series C Preferred Stock remain outstanding, the outstanding shares of Series C Preferred Stock will be entitled to receive the liquidation preference and an annual dividend. The dividend accrued at the rate of 15% per annum until April 13, 2012, at which point it was increased to 20% per annum for the extension period. If the shares of Series C Preferred Stock do not convert, we will be required to redeem all such shares at the maturity date at a redemption price equal to the 102.5% of their stated value, plus any accrued but unpaid dividends, which would amount to $2,900,000 payable on April 12, 2013. In addition, if at the maturity date of the Series C Preferred Stock, any shares of our Series B Preferred Stock remain outstanding, we will be required to redeem all such outstanding shares of Series B Preferred Stock immediately prior to the redemption of the Series C Preferred Stock (unless the holder of the Series B Preferred Stock waives the requirement to redeem such shares). There are currently 28,000 shares of Series B Preferred Stock outstanding and the total redemption payment for the Series B Preferred Stock is equal to $700,000 plus any accrued, but unpaid dividends thereon as of such redemption date.

The redemption of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock will have a material adverse effect on us since it would significantly reduce the amount of cash available to us to fund our operations. Due to our currently limited cash resources, if we are required to redeem these securities, we will need to raise additional capital in order to fund the redemption payments and/or ensure the availability of sufficient operating capital and based on the closing price of our common stock as reported on the Record Date ($     per share), it is likely that the price at which we would sell securities to raise such additional capital may be less than the conversion price of the Series C Preferred Stock. In such an event, our current stockholders would experience further dilution, which may be substantial. In addition, there can be no assurance that we would be successful in raising additional capital, or securing financing if needed or on terms satisfactory to the company. Any inability to obtain required financing on sufficiently favorable terms would have a material adverse effect on our business, results of operations and financial condition.

As we reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as of September 30, 2012, cash, cash equivalents and marketable securities were approximately $3,652,000 and we had working capital for continuing operations of approximately $6,347,000. As we have previously reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, based on our business plan, our existing resources, revenues generated from operations and proceeds received from the exercise of outstanding warrants (of which there can be no assurance) may not be sufficient to satisfy our working capital requirements for at least the next twelve months if we are required to repay the outstanding principal amount of $7,350,000 of senior secured notes or redeem our outstanding shares of Series B and Series C preferred stock within the next twelve months. Further, no assurances can be given that we will be able to attain sales levels and support our costs through revenues derived from operations or generate sufficient cash flow to satisfy our other obligations. In addition, for so long as any shares of Series C Preferred Stock remain outstanding, we will be prohibited from taking certain corporate actions that may be in the best interest of our company and our stockholders as described more fully above.

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FULL CONVERSION OF OUR OUTSTANDING SHARES OF SERIES C PREFERRED STOCK INTO SHARES OF COMMON STOCK.

PROPOSAL NO. 2

APPROVE THE ADJOURNMENT OF THE SPECIAL

MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT

ADDITIONAL PROXIES

Our stockholders are being asked to consider and vote upon an adjournment of the special meeting, if necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the proposal to allow for the full conversion of the outstanding shares of Series C Preferred Stock (Proposal 1). If there are insufficient votes at the time of the special meeting to adopt Proposal 1, the board may in its discretion seek to, if necessary or appropriate, adjourn the special meeting to solicit additional proxies. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Board Recommendation

Approval of the adjournment of the special meeting requires an affirmative vote of a majority of the votes cast on the proposal at the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our stockholders reside, if we believe that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instructions forms. Stockholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any stockholder upon written request to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

OTHER BUSINESS

As of the date of this proxy statement, the only business which the board of directors intends to present, and knows that others will present, at the special meeting is that herein above set forth. If any other matter or matters are properly brought before the special meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Bylaw Provisions. In accordance with our bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting must have submitted the proposal no later than the close of business on March 23, 2013. The submission must include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the bylaw provisions, a stockholder who desires to have his, her or its proposal included in next year’s proxy statement must have delivered the proposal to our principal executive offices (at the address noted above) no later than the close of business on January 21, 2013.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management received notice of the proposal before the close of business on April 6, 2013 and advised stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on April 6, 2013.

ADDITIONAL INFORMATION

For further information about Authentidate Holding Corp., please refer to our annual report on Form 10-K for the fiscal year ended June 30, 2012 and our subsequently filed quarterly reports on Form 10-Q. Each such report is publicly available on our website at www.authentidate.com. You may also obtain a copy of such reports by sending a written request to our Chief Financial Officer, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Authentidate entitled to vote at the special meeting of stockholders.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, as well as the regional offices of the SEC located at 3 World Financial Center, New York, New York 10281. Copies of such materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Dated: January , 2013
Victor J. DiGioia, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

AUTHENTIDATE HOLDING CORP.

Voting by telephone or Internet is quick, easy and immediate.

As a stockholder of Authentidate Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on February 14, 2013.

To Vote Your Proxy by Internet

www.cstproxyvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone

1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:

I.	FULL CONVERSION OF SERIES C PREFERRED STOCK INTO SHARES OF COMMON STOCK	FOR	AGAINST	ABSTAIN

		☐	☐	☐

II.	APPROVAL OF AUTHORIZATION TO ADJOURN THE SPECIAL MEETING TO SOLICT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 1.	FOR	AGAINST	ABSTAIN

		☐	☐	☐

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE PROPOSALS

Signature	Signature

Date

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting of Stockholders to be held February 15, 2013

The Proxy Statement is available at: http://www.cstproxy.com/authentidate/sm2013

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AUTHENTIDATE HOLDING CORP.

The undersigned appoints O’Connell Benjamin and J. Edward Sheridan as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Authentidate Holding Corp. held of record by the undersigned at the close of business on January 7, 2013 at the Special Meeting of Stockholders of Authentidate Holding Corp. to be held on February 15, 2013 or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL THE PROPOSALS SET FORTH HEREIN AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)